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                                                                   Exhibit 99


November 10, 2000

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our reports dated April 28, 2000, July 25, 2000 and October 24, 2000 on our reviews of interim financial information of Vertex Pharmaceuticals Incorporated (the "Company") for the periods ended March 31, 2000, June 30, 2000, and September 30, 2000, respectively, and included in the Company's quarterly report on Form 10-Q for the quarters then ended are incorporated by reference in its registration statement on Form S-3 dated November 10, 2000.

Yours very truly,


/s/ PricewaterhouseCoopers LLP